UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2011

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:      (801) 566-1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 10, 2011, Utah Medical Products, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K for the purpose of reporting shareholder voting results at the annual meeting of the Company held on May 6, 2011.  At that meeting shareholders indicated their preference, on an advisory basis, for annual shareholder votes on executive compensation.

This amendment is to report that the Company will include annual shareholder votes on executive compensation in its proxy materials.  Annual shareholder votes will be held until at least the next required vote on frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 10/11/2011	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO